UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 16, 2007

                               ESCALA GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       1-11988              22-2365834
           --------                       -------              ----------
(State or other jurisdiction of   (Commission file number)  (I.R.S. employer
incorporation or organization)                             identification no.)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) On May 22, 2007, Amper, Politziner & Mattia P.C. ("Amper") informed Escala Group, Inc. (the "Company") that Amper has resigned as the Company's independent registered public accounting firm. A copy of Amper's letter, dated May 22, 2007, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company had engaged Amper to audit its financial statements for the year ended June 30, 2006.

The Company will amend this Report on Form 8-K as promptly as practicable to disclose the information required by Item 304(a)(1) of Regulation S-K.

The Company's Audit Committee is currently seeking a new independent registered public accounting firm.

Item 8.01 Other Events.

On May 16, 2007, the Board of Directors of the Company appointed Antonio Arenas as Chairman of the Board. Mr. Arenas, who was appointed as a director of the Company in December 2006, is a managing director and the chief executive officer of Coalca, S.A., a company involved in the sale and distribution of consumer and pharmaceutical products, and land development in the Canary Islands and Spain. Mr. Arenas, who is 51, also has significant experience serving as an independent advisor with companies pursuing turnaround strategies. His recent projects include serving as the senior advisor to Papeteries de Gaves, serving as a part-time managing director of TACISA, and serving as a senior advisor and member of the board of Exclusivas Roca S.L.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 29, 2007


                     ESCALA GROUP INC.



                     By: /s/ Matthew Walsh
                     --------------------------------------------
                     Matthew Walsh, President, CFO and acting CEO